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EXHIBIT 21

List of Subsidiaries

ABS Educational Heritage, LLC (DE)
AIU Educational Heritage, LLC (DE)
Al Collins Graphic Design School, Ltd. (DE)
Allentown Business School, Ltd. (DE)
American European Middle East Corporation, L.L.C. (GA)
American InterContinental University, Inc. (GA)
American InterContinental University—London, Limited (UK)
American InterContinental University—London, Ltd. U.S. (DC)
Briarcliffe College, Inc. (NY)
Briarcliffe Educational Heritage, LLC (DE)
Brooks College, Ltd. (DE)
Brooks Institute of Photography, L.L.C. (DE)
Brown Institute, Ltd. (DE)
California Culinary Academy, Inc. (CA)
California Culinary Academy, LLC (DE)
Career Education Corporation France SAS (FR)
Career Education Corporation Luxembourg S.a.r.l. (Luxembourg)
CEC Culinary Europe, Ltd (UK)
CEC Educated Staffing, Inc. (DE)
CEC e-Learning, LLC (IL)
CEC Employee Group, LLC (DE)
CEC Europe, LLC (DE)
CEC Europe, LLC & Investors,S.C.S. (Luxembourg)
CEC Europe, LLC & Investors & Cie, S.C.S. (Luxembourg)
CEC Holdings I, Inc. (DE)
CEC Management, Inc. (IL)
CEC OnLine Sales, LLC (IL)
CEC Real Estate Holding, Inc. (DE)
Centre d'Etudes Européen du Sud Ouest (CEE SO) Sarl (France
Centre d'Etudes Européen Rhône-Alpes (CEE Rhône-Alpes) Sarl (France)
CTU Corporation, Inc. (DE)
Colorado Technical University, Inc. (CO)
Curriculum Holding Co., LLC (DE)
EduTrek Systems, Inc. (GA)
EduTrek International, Inc. (GA)
Formastrat SA (France)
Gibbs College of Boston, Inc., a private two-year college (MA)
Harrington Institute of Interior Design, Inc. (IL)
Hoban Holding, Inc (PA)
IAMD, Limited (DE)
International Academy of Design, Inc./Académie Internationale du Design Inc. (Quebec)
International Academy of Design—Orlando, Inc. (FL)
International Academy of Design & Technology- Detroit, Inc. (MI)
International Academy of Merchandising & Design (Canada) Ltd. (Ontario)
International Academy of Merchandising & Design, Inc. (FL)
International Academy of Merchandising & Design, Ltd. (IL)
Katharine Gibbs School of Philadelphia, LLC (PA)

List of Subsidiaries (continued)

KGS Educational Heritage, LLC (DE)
LCB Culinary Schools, LLC (DE)
LCB Educational Heritage, LLC (DE)
McIntosh College, Inc. (DE)
Market Direct, Inc. (IL)
Marlin Acquisition Corp. (FL)
Missouri College, Inc. (MO)
Organisation et Développement (O & D) SAS (France)
Orlando Culinary Academy, Inc. (FL)
PA Culinary Acquisition Corporation (DE)
PA Educational Heritage, LLC (DE)
Pennsylvania Institute of Culinary Arts, Inc. (PA)
Retter Business College Corp. (Ontario)
Sanford Brown College, Inc. (DE)
School of Computer Technology, Inc. (DE)
SCI 24 Rue Raze (France)
SCI Ateliers "Perspectives Courreges" de la Villette (France)
SCI Bassin des "Perspectives Courreges" de la Villette (France)
SCI Quartier des Chartrons (France)
Scottsdale Beverage, LLC (NV)
Scottsdale Culinary Institute, Inc. (DE)
Scottsdale Group, LLC (NV)
Société d'Expansion Economique et Culturelle du Bassin de la Villette (SEEC Bassin de la Villette) SAS (France)
Société Française d'Etude et de Formation (SFEF) Sarl (France)
SoftTrain Institute Inc. (Ontario)
Southern California School of Culinary Arts, Ltd. (DE)
Sup Santé Sarl (France)
TCA Acquisition, L.P. (TX)
TCA Beverages, Inc. (TX)
TCA Group, Inc. (TX)
The Cooking and Hospitality Institute of Chicago, Inc. (IL)
The Katharine Gibbs Corporation—Melville (NY)
The Katharine Gibbs Corporation—New York (NY)
The Katharine Gibbs School of Montclair, Inc. (NJ)
The Katharine Gibbs School of Piscataway, Inc. (NJ)
The Katharine Gibbs School of Norwalk, Inc. (CT)
The Katharine Gibbs School of Providence, Inc. (RI)
Ultrasound Technical Services, Inc. (NY)
WAI, Inc. (DE)
Washington Business School, Ltd. (DE)
Western Culinary Institute, Ltd. (DE)

QuickLinks

List of Subsidiaries